Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-267029 and 333-261963) and Form S-3 (File No. 333-276676) of Iveda Solutions, Inc. of our report dated March 31, 2026, relating to the financial statements of Iveda Solutions, Inc. as of December 31, 2025 and 2024 and for the years then ended which appears in this Form 10-K.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A

March 31, 2026

Los Angeles, California

1925 Century Park East, Suite 1120

Los Angeles, California 90067

Telephone: 310.601.2200

Facsimile: 310.601.2201

www.weinbergla.com